UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2010

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.03	Material Modification to Rights of Security Holders.

On December 8, 2010, Sterling Financial Corporation ("Sterling") entered into an amendment to its Shareholder Rights Plan (the “Rights Plan”) adopted on April 14, 2010, as previously disclosed in a Current Report on Form 8-K filed on April 15, 2010.  The purpose of the Rights Plan is to protect Sterling’s ability to use certain tax assets, such as net operating loss carryforwards, capital loss carryforwards and certain built-in losses (the “Tax Benefits”), to offset future income.  Sterling expects that its use of the Tax Benefits in the future would be significantly limited if it experiences an “ownership change” for U.S. federal income tax purposes.  In general, an “ownership change” will occur if there is a cumulative change in Sterling’s ownership by “5-percent shareholders” (as defined under U.S. income tax laws) that exceeds 50 percentage points over a rolling three-year period.

The amendment to the Rights Plan (the “Rights Plan Amendment”) extends the expiration of the Rights Plan until August 26, 2013.  After giving careful consideration to this issue, the board of directors has concluded that the Rights Plan Amendment is in the best interests of Sterling and its shareholders.

The above summary of the Rights Plan is qualified by the full text of the Rights Plan being filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference in its entirety.  A press release issued by Sterling announcing the amendment to the Rights Plan is included as Exhibit 99.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 7, 2010, Sterling held its 2010 Annual Meeting of Shareholders (the "Annual Meeting").  Sterling's shareholders approved each of the six proposals detailed in Sterling's Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on November 4, 2010.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

FIRST: Sterling's shareholders elected nine Directors of Sterling for terms ending in the year 2011, as set forth below:

	For	Percent of Outstanding	Percent of Voted	Withheld	Percent of Outstanding	Percent of Voted

Leslie S. Biller	3,520,953,841	86.28%	97.09%	78,133,191	1.91%	2.15%
Ellen R. M. Boyer	3,520,358,259	86.26%	97.07%	78,728,773	1.93%	2.17%
David A. Coulter	3,520,966,075	86.28%	97.09%	78,120,957	1.91%	2.15%
Robert C. Donegan	3,521,038,179	86.28%	97.09%	78,048,853	1.91%	2.15%
William L. Eisenhart	3,520,482,235	86.27%	97.08%	78,604,797	1.93%	2.17%
Robert H. Hartheimer	3,521,054,124	86.28%	97.09%	78,032,909	1.91%	2.15%
Scott L. Jaeckel.	3,521,052,159	86.28%	97.09%	78,034,873	1.91%	2.15%
Michael F. Reuling	3,520,440,087	86.27%	97.07%	78,646,945	1.93%	2.17%
J. Gregory Seibly	3,520,442,530	86.27%	97.07%	78,644,502	1.93%	2.17%

SECOND:  Sterling's shareholders approved a protective amendment to Sterling’s Restated Articles of Incorporation to restrict certain transfers of stock in order to preserve the tax treatment of Sterling’s net operating losses and certain unrealized tax losses, as set forth below:

	Shares Voted	Percent of Voted	Percent of Outstanding
For	3,524,016,188	97.17%	86.35%
Against	74,940,212	2.07%	1.84%
Abstain	130,632	0.00%	0.00%
Broker Non-Votes	27,470,857	0.76%	0.67%%

THIRD: Sterling's shareholders approved the adoption of Sterling's 2010 Long-Term Incentive Plan, as set forth below:

	Shares Voted	Percent of Voted	Percent of Outstanding
For	3,337,341,498	92.03%	81.78%
Against	261,550,669	7.21%	6.41%
Abstain	194,862	0.01%	0.00%
Broker Non-Votes	27,470,860	0.76%	0.67%

FOURTH: Sterling's shareholders approved an advisory (non-binding) resolution approving Sterling's executive compensation, as set forth below:

	Shares Voted	Percent of Voted	Percent of Outstanding
For	3,519,787,444	97.06%	86.25%
Against	79,057,094	2.18%	1.94%
Abstain	232,490	0.01%	0.01%
Broker Non-Votes	27,480,862	0.76%	0.67%

FIFTH:  Sterling's shareholders ratified the appointment of BDO USA, LLP as the independent registered public accounting firm for Sterling for the fiscal year ending December 31, 2010, and any interim periods, as set forth below:

	Shares Voted	Percent of Voted	Percent of Outstanding
For	3,553,532,266	97.99%	87.08%
Against	72,729,783	2.01%	1.78%
Abstain	295,835	0.01%	0.01%
Broker Non-Votes	0	0.00%	0.00%

SIXTH:  Sterling's shareholders approved the adjournment of the Annual Meeting, if necessary,  to solicit additional proxies in the event there were not sufficient votes at the time of the Annual Meeting to approve any of the proposals, as set forth below:

	Shares Voted	Percent of Voted	Percent of Outstanding
For	3,551,150,824	97.92%	87.02%
Against	75,172,326	2.07%	1.84%
Abstain	234,735	0.01%	0.01%
Broker Non-Votes	0	0.00%	0.00%

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibit

4.1	First Amendment to the Shareholder Rights Plan, dated as of December 8, 2010, between Sterling Financial Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release text of Sterling Financial Corporation.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

December 9, 2010	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary, and
Principal Financial Officer